Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Amendment No. 4 to the Registration Statement of Lomond Therapeutics Holdings, Inc. on Form S-1 (No. 333-283508) to be filed on or about July 31, 2025 of our report dated April 15, 2025, on our audits of the financial statements as of December 31, 2024 and 2023 and for each of the years then ended. We also consent to the reference to our firm under the caption “Experts” in this Registration Statement.

/s/ EisnerAmper LLP

Philadelphia, Pennsylvania

July 31, 2025